UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 10, 2020

Date of report (Date of earliest event reported)

Grayscale Bitcoin Trust (BTC)

(Exact name of registrant as specified in its charter)

Delaware	000-56121	46-7019388
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

250 Park Avenue South

New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

(212) 668-1427

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Since the date of the most recently filed Current Report on Form 8-K by Grayscale Bitcoin Trust (BTC) (the “Trust”), the Trust issued 7,116,500 Shares at varying prices determined by reference to its Bitcoin Holdings per Share to selected “accredited investors,” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Rule 506(c) thereunder for an aggregate of 6,883.08595469 Bitcoins representing $69,169,852. Genesis Global Trading, Inc. (“Genesis”) acted as the Authorized Participant with respect to these distributions. As a result, there are 299,849,600 Shares issued and outstanding as of February 14, 2020.

Because Shares have been, and continue to be, created and issued on a periodic basis, a “distribution,” as such term is used in the Securities Act, may be occurring from time to time. As a result, Genesis, as Authorized Participant facilitating the creation of Shares and as Distributor and Marketer, may be deemed an “underwriter” under Section 2(a)(11) of the Securities Act. No underwriting discounts or commissions were paid to Genesis with respect to such sales.

Item 8.01. Other Events

On February 12, 2020, the sole member of Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Bitcoin Trust (BTC) (the “Trust”), formed a board of directors of the Sponsor (the “Board”) and delegated to the Board all of its authority to manage and direct the affairs of the Sponsor. The Board initially consists of Barry E. Silbert, Simcha Wurtzel and Michael Sonnenshein. It is expected that each of Messrs. Silbert, Wurtzel and Sonnenshein will serve on at least one committee of the Board, which have yet to be established. Messrs. Silbert, Wurtzel and Sonnenshein are also officers of the Sponsor and will retain the authority granted to them as officers under the limited liability company agreement of the Sponsor, including the management functions of the Sponsor.

Barry E. Silbert, Chairman and Chief Executive Officer

Barry E. Silbert, 43, is the founder and Chief Executive Officer of the Sponsor. Mr. Silbert is also the founder and Chief Executive Officer of Digital Currency Group, Inc. (“DCG”), a global enterprise that builds, buys, and invests in blockchain companies all over the world. DCG is the parent company of the Sponsor, the Authorized Participant, as well as CoinDesk.

A pioneer in Bitcoin investing, Mr. Silbert began buying Bitcoin in 2012 and quickly established himself as one of the earliest and most active investors in the industry.

Mr. Silbert founded DCG in 2015 and today, DCG sits at the epicenter of the blockchain industry, backing more than 150 companies across 30 countries, including Coinbase, Ripple, and Chainalysis. DCG also invests directly in digital currencies and other digital assets.

Prior to leading DCG, Mr. Silbert was the founder and CEO of SecondMarket, a technology company that was acquired by Nasdaq. Mr. Silbert has received numerous accolades for his leadership including Entrepreneur of the Year by both EY and Crain’s, and being selected to Fortune’s “40 under 40” list.

Before becoming an entrepreneur, Mr. Silbert worked as an investment banker. He graduated with honors from the Goizueta Business School of Emory University.

Simcha Wurtzel, Board Member and Vice President, Finance

Simcha Wurtzel, 38, is the Vice President, Finance of the Sponsor. Mr. Wurtzel previously served as Vice President, Finance and Controller of the Sponsor from May 2013 to April 2018. In addition to his role at the Sponsor, Mr. Wurtzel is the Vice President of Finance of Digital Currency Group, Inc. From 2007 to 2015, he served as the Financial and Operations Principal for DCG Holdco, Inc. (formerly known as SecondMarket Holdings, Inc.). Mr. Wurtzel holds a B.S. degree in accounting from Touro College, New York.

Michael Sonnenshein, Board Member and Managing Director

Michael Sonnenshein, 33, is the Managing Director of the Sponsor. In this role, Mr. Sonnenshein oversees the daily operations and growth of the business and its $2.5 billion in assets under management. Mr. Sonnenshein is responsible for maintaining many of the firm’s key client relationships including family offices, hedge funds, and other institutions as well as managing the development of the Sponsor’s single-asset and diversified digital currency products. From 2015 to 2017, Mr. Sonnenshein was Director of Sales & Business Development for the Sponsor. From 2014 to 2015, Mr. Sonnenshein served as an Account Executive for the Sponsor. Prior to joining the Sponsor, Mr. Sonnenshein was a financial advisor at JP Morgan Securities, covering HNW individuals and institutions, and an analyst at Barclays Wealth, providing coverage to middle-market hedge funds and institutions. Mr. Sonnenshein earned his Bachelor of Business Administration from the Goizueta Business School at Emory University and his Master of Business Administration from the Leonard N. Stern School of Business at New York University. Mr. Sonnenshein was honored in 2018 as one of Business Insider’s Rising Stars of Wall Street and serves as a member of the CME Group Bitcoin Futures Council and NYU Blockchain Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2020

Grayscale Investments, LLC as Sponsor of Grayscale Bitcoin Trust (BTC)*

By:	/s/ Barry E. Silbert
Barry E. Silbert Chief Executive Officer

*

As the Registrant is a trust, this report is being filed on behalf of the Registrant by Grayscale Investments, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of Grayscale Investments, LLC.